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                                                                  Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this registration statement on Form S-2 of our report dated March 6, 1998, on our audits of the consolidated financial statements of Endorex Corp. as of December 31, 1997 and for the year then ended and for the period from February 1, 1996 through December 31, 1996 and the period cumulative from inception (February 15, 1985) to December 31, 1997. We also consent to the reference to our firm under the caption "Experts."

                                       /s/ PricewaterhouseCoopers LLP

Chicago, Illinois
July 14, 1998